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                                                                    EXHIBIT 10.1

                              INDYMAC BANCORP, INC.

                         AMENDED DIRECTOR EMERITUS PLAN

THIS AMENDED DIRECTOR EMERITUS PLAN ("Plan") has been adopted by the board of directors (the "Board") of IndyMac Bancorp, Inc. (the "Company") effective as of April 27, 2004 and supersedes in its entirety the Director Emeritus Plan adopted by the Board effective as of April 30, 2003.

                                    RECITALS

A. The Company desires to provide certain retirement benefits to members of the Board and of the board of directors of the Company's principal subsidiary, IndyMac Bank, F.S.B. (the "Bank") who are not, and who have not been, employees of the Company or any of its subsidiaries and who are selected by the Board to participate in this Plan.

B. The Company previously maintained a Director's Retirement Plan, adopted by the Board effective as of July 1, 1995 (the "Prior Plan"), and certain retired directors of the Company (the "Prior Plan Participants") are currently receiving benefits under the Prior Plan. The Prior Plan was previously terminated by the Board, except with respect to (i) the Prior Plan Participants, who shall continue to be entitled to receive the benefits to which they are entitled under the Prior Plan and any agreement with the Company related thereto, and (ii) any director of the Company who is not, and who has not been, an employee of the Company or any of its subsidiaries, and who has served as a director of the Company for 10 or more years as of April 30, 2003, who, in view of the length of service on the Board, shall remain eligible to receive benefits under the Prior Plan in accordance with its terms, and not under this Plan, upon retirement from the Board.

                                 PLAN PROVISIONS

      Section 1. Plan Participants.

1.1 Eligibility. The persons eligible to participate in and receive payments under this Plan (referred to in this Plan as "Participants") shall be those members of the Board or of the board of directors of the Bank who are selected by the Board in its sole discretion and who as of their retirement from service as a director of the Company or the Bank are not, and have not previously been, an employee of the Company or any of its subsidiaries. Persons who are selected by the Board for this purpose must, as a further condition to becoming a Participant in this Plan, execute and deliver to the Company a Participant Agreement in the form attached as Attachment 1 to this Plan.

      Section 2. Benefits.

2.1 Amounts Payable. A Participant shall be entitled to receive an annual benefit payment in the amount determined as provided below for the number of calendar years following the Participant's retirement from service as a director that equals the

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      Participant's years of service as a director or until the Participant's earlier death. If the Participant has not received five such annual payments as of the date of his or her death, the remaining payments up to five such payments (including payments received by the Participant prior to his or her death) shall be made to the beneficiary designated for that purpose by the Participant in the applicable Participant Agreement or, if no such designation by the Participant is then in effect, then to the person or persons determined in accordance with the will of the Participant or, if applicable, the laws of intestate succession. As used in this Plan, the term "year of service" means service as a director of the Company or the Bank for a period of 12 consecutive calendar months. Absent a Change in Control (see Section 2.3), the amount of the annual payment which a Participant shall be entitled to receive shall be equal to the following percentage of the average of the annual cash compensation, including annual retainer, meeting, committee and committee chairman fees ("Annual Cash Compensation"), paid to the Participant for his or her service as a director of the Company or of the Bank during the last 36 months preceding the Participant's retirement from such service:

                  YEARS OF SERVICE                               PERCENTAGE
                  ----------------                               ----------
Less than 7 years                                0%

7 years                                          45%

> 7 years and < 10 Years                         45% plus a pro rata amount of .69% for each
                                                 month above 7 years

10 years                                         70%

> 10 years and < 15 years                        70% plus a pro rata amount of .45% for each
                                                 month above 10 years

15 years or more or the attainment of 75         95%
years of age and 10 years of service

As an example of the above calculation, a person who had eight years of service as a director of the Company or of the Bank and whose average Annual Cash Compensation for such service was $100,000, would, if selected by the Board to become a Participant in this Plan upon his or her retirement from service as a director, be entitled to receive eight annual cash payments in the amount of $53,280 each ($100,000 x 53.28%). If that Participant dies before having received five of such annual payments, the remaining payments up to a total of five (including the payments actually received by the Participant) will be made to the beneficiary designated by the Participant or, if no beneficiary designation is then in effect, such payments will be made to the person or persons specified in the Participant's will or by the applicable laws relating to intestate succession. If the Participant dies after having received five or more of such annual payments, then no further amounts will be payable with respect to the Participant under this Plan.

2.2 Method and Time of Payment. The annual benefits payable to Participants under this Plan shall be paid in a single annual cash payment to each Participant on such date

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      each year as shall be selected by the Committee referred to in Section 3.1 of this Plan and communicated to the Participant in connection with his or her retirement as a director. The first such payment shall be made as soon as reasonably practicable following the Participant's retirement from service as a director of the Company or the Bank. The annual payment date selected by the Committee may be changed prospectively by written notice to the Participant.

2.3              Change in Control.

(a) In the event of a Change in Control of the Company, each person who is then a director of the Company or of the Bank shall become entitled, with no requirement to sign the Participant Agreement, to receive payment of an amount equal to (A) the number of years the director has served as a director of the Company or of the Bank, multiplied by (B) the percentage of the average of the Annual Cash Compensation that would be applicable with respect to the director pursuant to Section 2.1 above if the director retired from service as a director of the Company or the Bank and became a Participant under this Plan as of the date that such Change in Control occurs, multiplied by the average Annual Cash Compensation paid to the Participant for his or her service as a director of the Company or of the Bank during the last 36 months preceding the Change in Control. If such director has less than seven years of such service, then such director shall be entitled to receive payment of an amount equal to (A) the number of months the director has served as a director of the Company or of the Bank, divided by 12, then multiplied by 45% of the average of the Annual Cash Compensation paid to such director during the 36 months preceding that date (or during his or her period of service as a director if less than 36 months). As an example of the above calculation, a person with two years, four months of service, upon a Change in Control, and average Annual Cash Compensation of $100,000, would be entitled to receive a lump sum payment of $105,000 (45% of $100,000, multiplied by 28/12). In addition, each Participant who is then entitled to receive payments under this Plan shall become entitled upon a Change in Control to payment of an amount equal to the aggregate of the remaining payments which the Participant is then entitled to receive under this Plan. The payments provided for in this paragraph upon a Change in Control shall be in lieu of any other payments under this Plan.

(b) The amounts payable pursuant to paragraph (a) above shall be paid in a lump sum to each person entitled thereto at such time as shall be determined by the persons who comprise the Board prior to the Change in Control.

(c) As used in this Plan, the term "Change in Control" shall have the meaning given to such term in the Company's 2002 Incentive Plan, or any successor plan selected by the Board for this purpose, as the same may be amended from time to time.

2.4 Tax Withholding. The Company shall have the right to withhold from the amounts otherwise payable under this Plan all such amounts as the Company shall in good faith determine are required to be withheld pursuant to applicable federal, state and other tax

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      laws. If Participant is not subject to withholding, Participant shall be solely responsible for the payment of applicable federal, state and other taxes.

      Section 3. Administration; Amendment and Termination.

3.1 Administration. This Plan shall be administered by the Nominating and Governance Committee of the Board or such other committee as may be designed by the Board (the "Committee"). The Committee shall have full authority to interpret the provisions of this Plan and the determinations of the Committee with respect thereto shall be final and binding. No director, officer, employee or advisor to or agent of the Company shall be liable to any person for any action taken or omitted to be taken, or for any recommendation or advice given, in connection with the administration and interpretation of this Plan in good faith. No member of the Board or the Committee shall vote upon, or take any role in resolving, any question relating solely to his or her personal benefit under this Plan.

3.2 Amendment and Termination. The Company, acting through the Board, may amend this Plan in any respect and may terminate this Plan at any time; provided, however, that no such amendment or termination shall operate to reduce or eliminate the payments that any Participant who is then eligible to receive payments under this Plan would otherwise receive hereunder.

      Section 4. Miscellaneous.

4.1 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of California without reference to the conflict of laws provisions or principles thereof.

4.2 Coordination with Other Benefits. The benefits provided to a Participant under this Plan are intended to be in addition to any other benefits available to the Participant under any other plan, program or agreement that the Company or any of its subsidiaries may provide to such Participant.

4.3 Captions. The captions used in this Plan are for convenience of reference only and shall not control or affect the meaning or interpretation of any of the provisions of this Plan.

4.4 Benefits Not Assignable. None of the rights of a Participant under this Plan may be sold, transferred, assigned, anticipated, pledged, mortgaged or otherwise encumbered or conveyed in advance of actual receipt, except that the same may be transferred by will or the laws of descent and distribution in the event of the death of a Participant or the death of any such transferee from a Participant. In addition to, and not in limitation of, the foregoing, no part of the amounts payable under this Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall the same be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

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4.5              General Creditor Obligations; Not Subject to ERISA. The
      obligations of the Company to make payments to any Participant under this Plan shall be unsecured and unfunded general creditor obligations of the Company. No Participant shall under any circumstances be deemed to acquire any property interest in any specific assets of the Company or any of its subsidiaries. This Plan is not intended to and shall not be administered or governed in any respect by the Employee Retirement Income Security Act of 1974, as amended.

4.6 No Right to Continue as Director. Nothing contained in this Plan shall be construed as conferring upon any person any right to continue as a director of the Company or the Bank.

4.7 Successors. This Plan shall be binding upon the Company and its successors and assigns, including, without limitation, the surviving entity in any merger or consolidation of this Company with any other entity and upon any purchaser of all or substantially all of the assets of the Company.

4.8 Severability. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable for any reason, the remaining provisions of this Plan shall nonetheless remain valid and enforceable in accordance with their terms.

                                      * * *

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                                  Attachment 1

                              Participant Agreement

THIS PARTICIPANT AGREEMENT ("Agreement") is entered into between [name of Participant] ("Participant") and IndyMac Bancorp, Inc., a Delaware corporation (the "Company").

                                    RECITALS

Participant has been selected by the board of directors of the Company to receive director retirement payments under the Amended Director Emeritus Plan adopted effective as of April 27, 2004, by the board of directors of the Company (the "Plan"). Entry into this Agreement is a condition of becoming a Participant under and receiving payments under the Plan.

THEREFORE, the parties hereto agree as follows:

      1. Plan Benefits. The benefits payable to the Participant under the Plan shall consist of ___ annual payments of $_________ each, subject to the provisions of the Plan and of this Agreement.

      2. Noncompetition Agreement. As a condition to Participant's right to receive payments under the Plan, Participant agrees that Participant will not during the period that Participant is entitled to receive such payments (including for this purpose the full calendar year in which Participant receives the last of such payments), directly or indirectly, perform services for, serve as a director, consultant or other advisor of, engage in any business with, or have any equity interest (other than ownership of less than 5% of the outstanding stock of a publicly traded corporation) in any business entity that is substantially engaged in mortgage banking activities relating to single family residential loans, consumer banking business or any other business in which the Company is substantially engaged as of the date of the retirement of Participant from the board of directors of the Company or of any of its subsidiaries in any geographic market in which the Company is then so engaged. If Participant engages in any business activity in competition with the Company as described in the preceding sentence, the Company shall be relieved of any further obligation to make payments to Participant under the Plan.

      3. Confidentiality Agreement. Except as required by order of a court or administrative agency of competent jurisdiction, and except to the extent authorized by the Company, Participant shall maintain in confidence all non-public information concerning the Company, its subsidiaries and their respective businesses which Participant has acquired or has become aware of in connection with his service as a director of the Company or of any of its subsidiaries or in connection with any consultations that Participant may have with the Company during the period Participant is receiving any payments pursuant to the Plan. Participant further agrees not to use any such non-public information for any purpose other than the business of the Company. If any court or administrative agency seeks to require Participant to disclose any of such non-public information, Participant shall, at the Company's sole expense, take such reasonable steps as Participant may deem appropriate to avoid or defer such disclosure until the Company has had an opportunity to respond to such court or administrative agency. Without

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limiting the right of the Company to seek any other legal or equitable remedy to which the Company may be entitled, in the event Participant breaches the confidentiality agreements set forth herein the Company shall be relieved of any further obligation to make payments to Participant under the Plan.

      4. Beneficiary Designation. The Participant hereby designates the person whose name and address appears following the signature of the Participant below to receive any payments that are payable under the Plan following the death of the Participant. The Participant may change such designation by delivery of written notice that such change to the Company, which notice shall only be effective as provided in Section 5 below.

      5. Notices. Any notice required or permitted to be given under the Plan or this Agreement shall be in writing and shall be deemed to have been given on the date of delivery if delivered in person or by a commercial messenger service, or on the fifth day after mailing by United States mail, registered or certified, postage prepaid and properly addressed, as follows:

                  Participant:                   Company:

                                                 IndyMac Bancorp, Inc.
                                                 155 North Lake Avenue
                                                 Pasadena, California 91101
                                                 Attention: General Counsel

      6. Amendments. No amendment of this Agreement shall be effective unless such amendment is set forth in a written document that is signed by both parties hereto.

      7. Waiver. No waiver of any provision of this Agreement or of the rights and obligations of the parties hereto pursuant to this Agreement or the Plan shall be effective unless such waiver is set forth in a written document that is signed by the party giving such waiver. Any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

      8. Severability. If any term or provision of this Agreement shall be deemed to be invalid or unenforceable for any reason, the remainder of this Agreement shall nonetheless remain valid and enforceable in accordance with its terms.

      9. Captions. The captions used in this Agreement are included for convenience of reference only and shall not control or affect the meaning or interpretation of any of the provisions of this Agreement.

      10. Entire Agreement. This Agreement, together with the Plan, sets forth the complete and final agreement of the Company and Participant relating the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of
_______________, _____.

Participant                          IndyMac Bancorp, Inc.

_______________________________      by:_____________________________________
     [Name of Participant]               [Name and title of signing officer]

Name, Address and Social Security Number of Beneficiary:

______________________________
______________________________

______________________________
______________________________